Exhibit 99.1

Shengtai Pharmaceutical Reports Second Quarter Fiscal 2011 Financial Results

WEIFANG, China, Feb. 14, 2011 /PRNewswire-Asia-FirstCall/ -- Shengtai Pharmaceutical, Inc. (OTC Bulletin Board: SGTI) ("Shengtai" or "the Company"), a leading manufacturer and distributor of high-quality, pharmaceutical grade glucose products in China, and a manufacturer and distributor in China of starch products, today reported financial results for the second quarter of fiscal 2011 ended December 31, 2010.

"Sales of our glucose products, corn products, and by products all increased during the second quarter compared with the September quarter 2011 and compared to the same quarter last year," said Mr. Qingtai Liu, Shengtai Pharmaceutical's CEO. "Sales increased due to higher demand of our products from both international and domestic markets. We expect that the demand will continue in the second half of fiscal year 2011. With the growth of our business, we look to improve our sales and net income greatly in 2011."

"On the sales side, we had developed more large customers, both domestically and internationally. With our new state-of-the-art facilities, we now have the production capacity to meet the anticipated increase in demand." Mr. Liu concluded.

Second Quarter Fiscal 2011 Financial Results

Net sales for the three months ended December 31, 2010 were $49,044,856, an increase of $20,535,997, or 72.03%, compared with the same period in 2009. The increase in net sales primarily resulted from increased demand of our products in all product lines and increased unit selling prices of our glucose and cornstarch products. For the three months ended December 31, 2010 compared to the same period last year, the quantity of our glucose products sold increased about 21.44%, while the average unit selling price of our glucose products increase about 19.42%. For the three months ended December 31, 2010 compared to the same period last year, the quantity of our cornstarch products sold increased about 100%, while the average unit selling price of our cornstarch products increase about 13%. Especially our Slurry sales increased approximately $5,361,000 or 660% for the three months ended December 31, 2010 compared to the same period last year. For the three months ended December 31, 2010 compared to the same period last year, the quantity of our other products sold increased about 63%, while the average unit selling price of our other products maintained the same. The increase in domestic sales is due to the improved economic environment compared with the same period last year, increased demand for glucose products due to the government stimulus plan execution, as well as company's effort in developing new clients.

Net sales from exports for the three months ended December 31, 2010 increased approximately 14.89% compared with the same period in 2009. The increase is mainly attributable to the recovery of the global economy resulting in an increase in the international demand for the Company's glucose products compared to the same period last year.

Gross profit for the three months ended December 31, 2010 was $5,899,550, an increase of $1,430,203, or 32%, compared with the same period in 2009. The increase of gross profit is mainly in line with the increased sales.

Gross profit margin for the three months ended December 31, 2010 was 12.03%, a decrease from 15.68% for the same period in 2009. The reason for the decrease of gross profit margin is mainly because the price of corn, our main raw material, increased approximately 12% for the three months ended December 31, 2010 compared to the same period last year where the average selling prices did not increase much. The decrease is also due to the change of product mix. In the three months ended December 31, 2010, more lower profit products such as Slurry were sold compared to the same period last year when more profitable products such as glucose accounted for a larger percentage of total revenue. The Company believes that increased sales of cornstarch and byproducts are bringing more positive cash flow to the Company. The Company is also working on improving pricing and profit control to improve gross profit margin. At the same time, the Company has built and is building more raw material storage to reduce the impact of the fluctuating cost of raw materials.

For the three months ended December 31, 2010, selling, general and administrative expenses were $2,103,390, a decrease by $92,286, or 4.20%, compared to $2,195,676 for the three months ended December 31, 2009.  The selling, general, and administrative expenses remained stable as selling expenses increased due to increased sales while general and administrative expenses decreased due to cost control.

The Company incurred $83,304 and $158,818 non-cash stock option expenses for the three months ended December 31, 2010 and 2009, respectively. The option expenses are included in selling, general and administrative expenses.

Net income for the three months ended December 31, 2010 was $2,696,468, an increase of $1,644,242 compared with $1,052,226 for the same period in 2009. The increase in net income was primarily attributable to the increased sales.

Business Outlook

"For the second half of fiscal year 2011, we expect sales of our glucose, cornstarch and other products will continue to grow in both domestic and international markets," stated Mr. Qingtai Liu, Shengtai Pharmaceutical's CEO. "As we look further into the second half of our fiscal year 2011, we expect our newly expanded cornstarch manufacturing facility will be utilized over 50% by the end of fiscal year 2011. The newly expanded cornstarch manufacturing facilities will help us to satisfy the increasing demand of our cornstarch products and byproducts. We have already built relatively large back orders for our glucose and cornstarch products. In order to stabilize our gross profit, we have continued to construct additional storage facilities to better control the impact of fluctuating corn prices. Looking forward, we are also confident with our cash position, which is enhanced by the increased sales and good accounts receivable collection. In the coming year, we will focus on providing high quality products as well as continue searching for higher profit high-tech products." Mr. Liu concluded.

Financial Condition

As of December 31, 2010, the Company's cash and cash equivalents increased to $6.8 million. The Company's total shareholders' equity amounted to $55.21 million.

Conference Call

The Company will host a conference call on Tuesday February 15, 2011 at 7:00 P.M. Eastern Standard Time. A question and answer session will follow management's presentation. Mr. Qingtai Liu (Chief Executive Officer), Mr. Yongqiang Wang (Chief Financial Officer), Mr. Weijie Liu, and Ms. Yukie Ying Gao (Investor Relations Manager) will be the primary speakers on the call.

To participate, please call the following numbers ten minutes before the call start time:

Phone Number	+ 1 (877) 407-8035 (North America)
Phone Number	+ 1 (201) 689-8035 (International)

A replay of the call will be available through Wednesday, February 23, 2011, at 11:59 P.M. Eastern Standard Time. For the replay, please call:

Phone Number	+1 (877) 660-6853 (North America)
Phone Number	+1 (201) 612-7415 (International)
Account Number:	286
Conference ID Number:	367449

About Shengtai Pharmaceutical, Inc.

Shengtai Pharmaceutical, Inc. through its wholly owned subsidiary, Shengtai Holding, Inc. (SHI), and the Chinese operating company of Weifang Shengtai Pharmaceutical Co., Ltd., is a manufacturer and distributor in China of glucose and starch products as pharmaceutical raw materials, other starch products and other glucose products such as corn meals, food and beverage glucose and dextrin. For more information about Shengtai Pharmaceutical, Inc., please visit www.shengtaipharmaceutical.com.

Forward Looking Statements

Certain statements in this press release and oral statements made by the Company constitute forward-looking statements concerning the Company's business and products. These statements include, without limitation, statements regarding our ability to prepare the Company for growth, the Company's planned capacity expansion and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs, but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the pharmaceutical industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large-scale implementation of the Company's business plan, the ability to attract new customers, ability to increase its product's applications, cost of raw materials, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

For more information, please contact:

Shengtai Pharmaceutical, Inc.
Ms. Yukie Ying Gao
Investor Relations Manager
Tel: +86-536-6295802
Email: guaipaipai@hotmail.com

Investor Relations
DME Capital LLC
David Elias
Tel: +1-516-967-0205
Email: dave@dmecapital.com

SHENGTAI PHARMACEUTICAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2010 AND JUNE 30,2010
(UNAUDITED)

ASSETS
	DECEMBER 31,	JUNE 30,
	2010	2010
	(UNAUDITED)
CURRENT ASSETS:
Cash & cash equivalents	$6,827,127	$4,121,541
Restricted cash	3,640,800	16,556,904
Accounts receivable, net of allowance for doubtful accounts of $2,211,523 as of December 31, 2010 and $1,306,268 as of June 30, 2010, respectively	14,064,809	8,365,822
Notes receivable	1,124,023	2,410,512
Other receivables	682,528	450,284
Inventories	16,539,263	11,072,170
Prepayments and other assets	1,246,806	545,590
Total current assets	44,125,357	43,522,824

PLANT AND EQUIPMENT, net	80,261,536	75,373,851

OTHER ASSETS:
Investment in Changle Shengshi Redian Co., Ltd.	6,859,927	6,372,294
Advances for construction	1,349,722	2,334,748
Intangible assets - land use right, net of accumulated amortization	3,216,590	3,150,894
Total other assets	11,426,238	11,857,936

Total assets	$135,813,131	$130,754,611

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accured liabilities	$13,508,036	$9,508,631
Accounts payable and accrued liabilities - related party	1,061,947	252,017
Notes payable - banks	7,281,600	17,823,300
Short term loans	47,724,820	40,153,980
Accrued liabilities	652,370	412,555
Other payable	1,070,235	1,315,797
Employee loans	385,339	396,404
Other payable - officer	531,116	515,856
Customer deposit	7,685,913	4,162,046
Taxes payable	700,172	1,456,474
Long term loan-current matunties	640	2,314,983
Total current liabilities	80,602,188	78,312,043

LONG TERM LIABILITIES
Other payable - noncurrent	-	3,346,336
Total long term liabilities	-	3,346,336

Total liabilities	80,602,188	81,658,379

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred stock, $0.001 par value, 2,500,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $0.001 par value, 50,000,000 shares authorized,
9,584,912 shares issued and outstanding	9,585	19,170
Additional paid-in capital	21,498,295	21,305,230
Statutory reserves	3,713,669	3,214,800
Retained earnings	23,192,455	19,351,772
Accumulated other comprehensive income	6,796,940	5,205,259
Total shareholders' equity	55,210,943	49,096,231

Total liabilities and shareholders' equity	$135,813,131	$130,754,611

The accompanying notes are an integral part of this statement.

SHENGTAI PHARMACEUTICAL INC. AND SUBSIDIARIES
CONSOLIDATE STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2010 AND 2009
(UNAUDITED)

	THREE MONTHS ENDED DECEMBER 31		SIX MONTHS ENDED DECEMBER 31
	2010	2009	2010	2009
NET SALES	$49,044,856	$28,508,859	$83,689,428	$51,635,916

COST OF SALES	43,145,306	24,039,512	71,770,521	43,845,212

GROSS PROFIT	5,899,550	4,469,347	11,918,907	7,790,704

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,103,390	2,195,676	4,683,194	4,280,366

INCOME FROM OPERATIONS	3,796,160	2,273,671	7,235,713	3,510,338

OTHER (EXPENSE) INCOME:
Earnings on equity investment	144,244	200,963	231,133	347,109
Non-operating income	54,614	(24,229)	77,611	199,362
Non-operating expense	(94,804)	(9,076)	(201,852)	(16,346)
Interest expense and other charges	(427,576)	(913,532)	(1,550,692)	(1,642,318)
Interest income	70,770	(607)	72,034	775
Other income (expense), net	(252,752)	(746,481)	(1,371,764)	(1,111,418)

INCOME BEFORE PROVISION FOR INCOME TAXES	3,543,408	1,527,190	5,863,949	2,398,920

PROVISION FOR INCOME TAXES	846,940	474,964	1,524,397	562,861

NET INCOME	2,696,468	1,052,226	4,339,552	1,836,059

OTHER COMPREHENSIVE ITEMS:
Foreign currency translation adjustments	763,135	332	1,591,681	61,634

COMPREHENSIVE INCOME	$3,459,603	$1,052,558	$5,931,233	$1,897,693

EARNINGS PER SHARE
Basic	$0.28	$0.11	$0.45	$0.19
Diluted	$0.27	$0.11	$0.45	$0.19

WEIGHTED AVERAGE NUMBER OF SHARES
Basic	9,584,912	9,584,903	9,584,912	9,584,903
Diluted	9,809,676	9,584,903	9,732,089	9,584,903

The accompanying notes are an integral part of this statement.

SHENGTAI PHARMACEUTICAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2010 AND 2009
(UNAUDITED)

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,339,552	$1,836,059
Adjustments to reconcile net income to cash
provided by operating activities:
Depreciation	3,560,415	3,830,468
Amortization	27,949	28,164
Allowance for bad debts	851,731	(254,370)
Share based compensation to employees	183,480	317,636
Loss on equipment disposal	111,874	-
Adjustment on equipment due to change of capital lease	-	-
Gain on disposal of land use right	-	(739)
Earnings on equity investment	(231,133)	(347,109)
Change in operating assets and liabilities:
Accounts receivable	(5,357,856)	1,872,130
Notes receivable	1,450,732	(263,189)
Other receivables	(876,791)	(227,480)
Inventories	(5,111,530)	(1,725,029)
Prepayments and advance to employees	(308,910)	(186,545)
Accounts payable	3,653,269	739,842
Accrued liabilities	228,578	18,125
Accounts payable - related party	788,967	146,971
Other payable	(746,316)	1,134,035
Customer deposit	3,342,622	789,599
Taxes payable	(786,417)	1,025,045
Net cash provided by operating activities	5,120,215	8,733,614

CASH FLOWS FROM INVESTING ACTIVITIES:
Advances-Short term loan receivable	-	(837,341)
Purchase plant and equipment	(1,204,598)	(2,258,175)
Proceeds from equipment disposal	(0)	2,535
Additions to construction in progress	(5,059,744)	(5,517,268)
Advances for construction	1,037,108	-
Acquisition of land use right	-	(43,415)
Loan to related party - non-current	(851,731)	-
Net cash used in investing activities	(6,078,966)	(8,653,664)

CASH FLOWS FROM FINANCING ACTIVITIES:
Decrease in restricted cash	12,916,104	20,557,383
Borrowings on notes payable - banks	-	13,197,600
Principal payments on notes payable - banks	(10,888,680)	(35,252,256)
Borrowings on short term loans	12,231,120	14,018,784
Principal payments on short term loans	(5,966,400)	(6,393,504)
Principal payments on employee loans	(22,523)	(266,991)
Borrowings on third party loan	335,610	11,986
Principal payments on third party loan	-	69,381
Borrowings on long term loans	4,778,788	-
Payments on long term loans	(4,778,788)	-
Payment on capital lease obligation	(5,732,806)	(1,929,709)
Dividend paid to shareholders	-	-
Net cash provided by financing activities	2,872,424	4,012,675

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	791,911	3,737

INCREASE IN CASH & CASH EQUIVELENTS	2,705,584	4,096,362

CASH & CASH EQUIVELENTS, beginning of period	4,121,543	1,779,476

CASH & CASH EQUIVELENTS, end of period	$6,827,127	$5,875,838

SUPPLEMENTAL DISCLOSURE
Cash paid for Interest, net of capitalized interest	$1,361,124	$1,827,539
Cash paid for Income taxes	$1,672,926	$-
Non-cash construction in progress transferring into plant and equipment	$575,344	$-

The accompanying notes are an integral part of this statement.